UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 5, 2016 (July 2, 2016)

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51329	94-3330837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2000 Seaport Boulevard, Suite 300

Redwood City, California 94063

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (408) 616-7200

3410 Central Expressway

Santa Clara, California 95051

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on May 21, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Arbor Pharmaceuticals, LLC, a Delaware limited liability company (“Parent”), and AP Acquisition Sub, Inc. a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, Purchaser, on the terms and subject to the conditions thereof, commenced a tender offer (the “Offer”) to acquire any and all of the Company’s issued and outstanding shares (the “Shares”) of common stock, par value $0.001 per share, at a purchase price of $7.03 per Share, net to the seller in cash (the “Transaction Consideration”), without interest, but subject to any applicable withholding of taxes.

The Offer and the withdrawal rights expired at 11:59 p.m., New York City time, on Friday, July 1, 2016 (the “Expiration Time”). Computershare Trust Company, N.A., the depositary, has advised that a total of 40,205,673 Shares had been validly tendered into and not validly withdrawn from the Offer (not including 956,432 Shares tendered pursuant to notices of guaranteed delivery which had not been delivered to the depositary for the Offer prior to the expiration of the Offer), representing approximately 62.95% of the Shares outstanding as of the Expiration Time. The number of Shares validly tendered into and not properly withdrawn from the Offer satisfied the Minimum Condition (as defined in the Offer to Purchase). All conditions to the Offer having been satisfied or waived, Parent and Purchaser irrevocably accepted for payment all Shares validly tendered into and not validly withdrawn from the Offer.

On July 5, 2016, following the acceptance of the Shares tendered in the Offer and pursuant to the terms of the Merger Agreement, Purchaser merged with and into the Company (the “Merger”), without the vote of the stockholders of the Company pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”). In the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than Shares held by Parent, Purchaser, or the Company and Shares held by any stockholder of the Company who was entitled to and had properly demanded appraisal of such Shares pursuant to the applicable provisions of Delaware law) was converted into the right to receive an amount of cash equal to the Transaction Consideration, without interest and less any applicable withholding taxes. The Company was the surviving corporation in the Merger and became a wholly owned subsidiary of Parent (the “Surviving Company”).

The aggregate consideration paid by Purchaser in the Offer and Merger was approximately $449.0 million. Parent and Purchaser funded the payment of Shares from the proceeds of a term loan facility with Deutsche Bank AG New York Branch and Deutsche Bank Securities Inc.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 23, 2016, which is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 5, 2016, in connection with the consummation of the Offer and the Merger, the Company (i) notified the NASDAQ Global Select Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file with the SEC a Form 15 requesting that the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

The information disclosed in Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of Purchaser’s acceptance of Shares in the Offer on July 2, 2016, a change in control of the Company occurred. At the Effective Time, the Company became a wholly owned subsidiary of Parent. The information disclosed in Item 2.01, Item 3.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, at the Effective Time, each of John G. Freund, Dennis M. Fenton, Catherine J. Friedman, Jeryl L. Hilleman, William J. Rieflin and Wendell Wierenga voluntarily resigned from and ceased serving on the Company’s board of directors (the “Board”) and from all committees of the Board on which such directors served. In accordance with the terms of the Merger Agreement, the director of Purchaser immediately prior to the Effective Time, Edward J. Schutter, became the sole director of the Surviving Company.

In connection with the Merger and as contemplated by the Merger Agreement, upon the consummation of the Merger, the officers of the Purchaser immediately prior to the Effective Time became the officers of the Surviving Company.

Biographical and other information with respect to the new officers and director of the Surviving Company are set forth in Schedule I to the Offer to Purchase, dated June 6, 2016 (together with any amendments and supplements thereto), a copy of which is attached as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed with the SEC by Parent and Purchaser on June 6, 2016 (together with any amendments and supplements thereto), which is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Purchaser’s certificate of incorporation, and its bylaws, as amended and restated, became the certificate of incorporation, as amended and restated, and the bylaws, as amended and restated, respectively, of the Surviving Company. Copies of the certificate of incorporation and bylaws of the Surviving Company, in each case, as amended and restated, are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On July 5, 2016, the Company and Parent issued a joint press release (the “Press Release”) announcing the expiration and results of the Offer and the consummation of the Merger. A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of Xenoport, Inc.

3.2	Amended and Restated Bylaws of Xenoport, Inc.

99.1	Joint Press Release, dated July 5, 2016 (incorporated herein by reference to Exhibit (a)(5)(D) to Amendment No. 5 to the Schedule TO filed by Parent and Purchaser with the SEC on July 5, 2016)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XenoPort, Inc.

Date: July 5, 2016	By:	/s/ Leslie Zacks
	Name:	Leslie Zacks
	Title:	Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of Xenoport, Inc.

3.2	Amended and Restated Bylaws of Xenoport, Inc.

99.1	Joint Press Release, dated July 5, 2016 (incorporated herein by reference to Exhibit (a)(5)(D) to Amendment No. 5 to the Schedule TO filed by Parent and Purchaser with the SEC on July 5, 2016)